Exhibit 99.1

Press Release

AuthenTec Reports Fourth Quarter and Full Year 2011 Financial Results

Completed 2011 with $69.8 million in total revenue, up 56 percent from $44.7 million in 2010

MELBOURNE, Fla., March 1, 2012 -- AuthenTec (NASDAQ:AUTH), a leading provider of mobile and network security, today reported financial results for the fourth quarter and full year ended December 30, 2011.

Fourth Quarter Highlights:

-	Recorded revenue of $18.8 million

-	Achieved record Embedded Security revenue of $8.4 million

-	Completed acquisitions of PeerSec Networks and Proxure, Inc.

-	Shipped QuickSec™ VPN client on more than 4 million new Android smartphones

-	Expanded DRM customer base with new content/service providers in Europe, North America and Asia

AuthenTec achieved revenue of $18.8 million for the fourth quarter of 2011, at the midpoint of the Company’s guidance of $18.3 million to $19.3 million.  Fourth quarter revenue was comprised of $10.4 million from Smart Sensor Solutions and $8.4 million from Embedded Security Solutions. Revenue for the full fiscal year 2011 increased 56 percent to $69.8 million, compared to fiscal year 2010 revenue of $44.7 million.

GAAP Results:

Under Generally Accepted Accounting Principles in the United States of America (GAAP), consolidated net loss for the fourth quarter of 2011 was $0.6 million, or $0.01 per diluted share. This compares to GAAP net income of $0.2 million, or $0.00 per diluted share, in the third quarter of 2011 and a GAAP net loss of $17.7 million, or $0.48 per diluted share, in the fourth quarter of 2010.

GAAP gross margin in the fourth quarter was 60.4 percent, above the 54.5 percent reported in the third quarter of 2011 and the 47.2 percent in the fourth quarter of 2010.  This improvement in gross margin was due to increased sales attributed to the Company’s Embedded Security segment during the quarter.  Total operating expenses on a GAAP basis in the fourth quarter were $11.8 million, compared to $10.4 million in the third quarter of 2011 and $17.7 million in the fourth quarter of 2010.  The $1.4 million sequential increase in operating expenses was due primarily to higher research and development, stock-based compensation, legal and acquisition costs, and severance.  Operating expenses in the fourth quarter of 2010 included approximately $4.9 million in legal, restructuring and impairment charges associated with the UPEK acquisition.

Non-GAAP Results:

On a non-GAAP basis, consolidated net income for the fourth quarter of 2011 was $1.8 million, or $0.04 per diluted share and above the Company’s guidance of $0.01 to $0.02 per diluted share.  Non-GAAP results exclude certain legal and other costs, stock-based compensation, as well as the amortization of acquired intangible assets.  The fourth quarter net income compares to non-GAAP net income of $1.7 million, or $0.04 per diluted share, in the third quarter of 2011 and a non-GAAP net loss of $3.8 million, or $0.10 per diluted share, in the fourth quarter of 2010.

Non-GAAP gross margin in the fourth quarter was 63.7 percent, compared to 57.9 percent in the third quarter of 2011 and 51.4 percent in the fourth quarter of 2010.

Total operating expenses on a non-GAAP basis were $10.0 million, an increase from the $9.6 million reported in the third quarter of 2011 and lower than the $11.4 million in the fourth quarter of 2010.  The sequential increase in non-GAAP operating expenses was primarily due to higher research and development.  A reconciliation of fourth quarter GAAP to non-GAAP results is provided in Table 2 following the text of this press release.

As of December 30, 2011, AuthenTec had approximately $20.4 million in cash and investments, comparable to the $20.6 million cash and investments at the end of the third quarter of 2011.  The Company had no debt as of December 30, 2011.

Business Update:

“We ended 2011 achieving annual revenue growth of 56 percent over 2010.  We also posted solid results in the fourth quarter to deliver non-GAAP net income of $1.8 million, or $0.04 cents per share, while generating positive free cash flow in the quarter.  We completed two acquisitions in the fourth quarter that  will enhance our offerings for mobile and network security,” said AuthenTec CEO Larry Ciaccia.  “Our Embedded Security business achieved strong sequential revenue growth in the fourth quarter, reaching a record $8.4 million driven by  growth in  licensing and increased royalties.  The increased Embedded Security revenue contributed to a 580 basis point improvement in non-GAAP gross margins in the quarter, which reached 63.7 percent. Smart Sensor revenue decreased sequentially due to lower sales across the business units supporting the Mobile, PC and Government markets.

“During the quarter we continued to execute on our strategic and customer program objectives and announced several design wins and new product offerings in support of our solutions for mobile and network security. In Japan, the first Android-based NFC smartphone with fingerprint-based security was launched setting the stage for what we believe will be a strong 2012 in that geographic region.  We also continue to make progress in the NFC eco-system and demonstrated a SIM-based NFC mobile wallet application with INSIDE Secure and Oberthur Technologies for fingerprint-enabled Android smartphones.  We believe that our smart sensor offering for mobile phones, which combines our sensor with mobile wallet application software, positions us well for NFC-based mobile commerce opportunities in the future.

“In addition, we recently expanded our DRM portfolio to include a new high bandwidth data content protection (HDCP) offering for content that is shared and distributed between transmitting devices such as PCs, tablets, smartphones, game consoles and set-top boxes, and receiver devices such as displays, projectors and TVs. We continue to gain market traction with our DRM solutions, and are now part of live content services in eight European countries.  We have also secured our second DRM customer in Asia, which is a large wireless carrier that launched a live mobile video service in January. Furthermore, our Android IPSec-based VPN continues to build momentum, as it was shipped on more than 4 million new smartphones during the quarter.

“Overall, I am very pleased with the progress of our market and development initiatives that position us for continued momentum in 2012.  During 2011, we added SSL protocol security, a fingerprint-enabled VPN application, new hardware IP and platform security, DRM content protection solutions, sensors for PC and mobile, and engaged with two leaders in NFC security.  We have a unique product offering and  expanded opportunities with consumers, businesses and government customers for 2012.”

Business Outlook:

Mr. Ciaccia concluded, “Following a quarter in which we benefited from particularly strong royalty revenues in Embedded Security, we anticipate revenue in the first quarter of 2012 in a range between $16.5 million to $17.7 million.

We continue to fund R&D activities to drive future growth and expect non-GAAP operating expenses in the first quarter to be in a range between $9.6 million and $10.2 million.  Non-GAAP EPS in the first quarter is anticipated to be in a range between ($0.01) to $0.01.  We expect to grow in 2012 based on the pipeline of existing business and the ramp-up of new customer programs.”

Fourth Quarter and Full Year 2011 Financial Results Webcast and Conference Call:

AuthenTec will host a conference call to discuss its fourth quarter and full year 2011 financial results and other information that may be material to investors at 5:00 p.m. Eastern Time (ET) today, March 1, 2012.  Investors and analysts may join the conference call by dialing 866-543-6408 and providing the participant pass code 85579179.  International callers may join the teleconference by dialing +1-617-213-8899 and using the same pass code.  A replay of the conference call will be available beginning at 7:00 p.m. ET and will remain available until midnight ET on Thursday, March 8, 2012. The U.S. replay number is 888-286-8010, with a confirmation code of 88552543. International callers should dial +1-617-801-6888, with the same confirmation code. A live web cast of the conference call will be accessible from the Investor section of the Company's web site at http://investors.authentec.com.  Following the live webcast, an archived version will be made available on AuthenTec’s web site.

Use of GAAP and Non-GAAP Financial Metrics:

To supplement AuthenTec’s consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation, certain acquisition-related charges, amortization of certain intangible assets, impairments on investments, and costs related to a reduction in workforce. AuthenTec uses the above non-GAAP financial measures internally to understand, manage and evaluate the business. Management believes it is useful for itself and investors to review, as applicable, both GAAP information and the non-GAAP measures in order to assess the performance of continuing operations and for planning and forecasting in future periods. The presentation of these non-GAAP measures is intended to provide investors with an understanding of the Company’s operational results and trends that enables them to analyze the base financial and operating performance and facilitate period-to-period comparisons and analysis of operational trends. AuthenTec believes the presentation of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.  Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our non-GAAP financial measures may not be comparable to similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is provided in Table 2 after the text of this release. For additional information regarding these non-GAAP financial measures, and management's explanation of why it considers such measures to be useful, refer to the filings made from time to time with the Securities and Exchange Commission.

Forward Looking Statements:

This press release contains statements that may relate to expected future results and business trends that are based upon AuthenTec’s current estimate, expectations, and projections about the industry, and upon management’s beliefs, and certain assumptions it has made that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to revenue, operating expenses and non-GAAP net income in our first quarter, our position for continued success in 2012, our ability to capitalize on our first Android based NFC smartphone with fingerprint-based security in the Asian-Pacific region, and our strong position for NFC-based mobile commerce opportunities in the future.  Words such as “anticipates,” “guidance,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will,” “prospects,” “outlook,” “forecast,” and variations of these words or similar expressions are intended to identify “forward-looking statements.” In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are “forward-looking statements.” Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, the Company’s actual results may differ materially and adversely from those expressed in any “forward-looking statement” as a result of various factors. These factors include, but are not limited to: the Company’s ability to integrate acquired businesses and operate such businesses profitably, demand for, and market acceptance of, new and existing fingerprint sensors, identity management software and embedded security products, the Company’s ability to secure design wins for enterprise and consumer laptops, wireless devices and products aimed at Government markets, customer design wins materializing into production programs, the timely introduction of new products, the rate at which the Company increases its activity and opportunities in the wireless market, and additional opportunities in various markets for applications that might use AuthenTec’s products, the Company’s ability to develop and capitalize on its NFC solutions and changes in product mix, as well as other risks detailed from time to time in its SEC filings, including those described in AuthenTec’s annual report on Form 10-K filed with the SEC on March 17, 2011. These “forward-looking statements” are made only as of the date hereof, and the Company undertakes no obligation to update or revise the “forward-looking statements,” whether as a result of new information, future events or otherwise.

About AuthenTec

AuthenTec is a leading provider of mobile and network security. The Company's diverse product and technology offering helps protect individuals and organizations through secure networking, content and data protection, access control and strong fingerprint security on PCs and mobile devices. AuthenTec encryption technology, fingerprint sensors and identity management software are deployed by the leading mobile device, networking and computing companies, content and service providers, and governments worldwide. AuthenTec's products and technologies provide security on hundreds of millions of devices, and the Company has shipped more than 100 million fingerprint sensors for integration in a wide range of portable electronics including over 15 million mobile phones. Top tier customers include Alcatel-Lucent, Cisco, Fujitsu, HBO, HP, Lenovo, LG, Motorola, Nokia, Orange, Samsung, Sky, and Texas Instruments. Learn more at authentec.com or follow us on twitter.com/authentecnews.

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Investor Contact:
Shelton Group
Brett L Perry, Director of Investor Relations
P: +1-972-239-5119 ext 159
E: bperry@sheltongroup.com

Media Contact:
AuthenTec
Brent Dietz, Director of Communications
P: +1-321-308-1320
E: brent.dietz@authentec.com

AuthenTec, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)
Table 1

	Three months ended			Twelve months ended
	December 30, 2011	September 30, 2011	December 31, 2010	December 30, 2011	December 31, 2010

Revenue	$18,787	$19,316	$14,538	$69,790	$44,667

Cost of revenue	7,439	8,789	7,679	32,743	22,683

Gross profit	11,348	10,527	6,859	37,047	21,984
	60.4%	54.5%	47.2%	53.1%	49.2%
Operating expenses:
Research and development	6,062	5,136	6,661	23,562	20,703
Selling and marketing	3,547	3,876	4,887	15,490	13,783
General and administrative	2,153	1,423	4,124	7,773	13,189
Litigation dismissal	-	-	-	-	4,141
Restructuring and impairment related charges	3	(46)	1,983	279	1,983
Total operating expenses	11,765	10,389	17,655	47,104	53,799

Operating income (loss)	(417)	138	(10,796)	(10,057)	(31,815)

Other income (expense):
Other income (expenses)	100	189	138	(102)	72
Note Settlement Charge	-	-	(7,073)	-	(7,073)
Earnout adjustment	-	-	-	-	729
Total other income (expense), net	100	189	(6,935)	(102)	(6,272)

Provision for income taxes	306	126	(24)	709	(247)

Net income (loss)	$(623)	$201	$(17,707)	$(10,868)	$(37,840)

Net income (loss) per share:
Basic	$(0.01)	$0.00	$(0.48)	$(0.25)	$(1.19)
Diluted	$(0.01)	$0.00	$(0.48)	$(0.25)	$(1.19)

Shares used in computing net income (loss) per common share:
Basic	43,974	43,816	36,683	43,786	31,813
Diluted	43,974	45,406	36,683	43,786	31,813

	Three months ended			Twelve months ended
	December 30, 2011	September 30, 2011	December 31, 2010	December 30, 2011	December 31, 2010
Other Financial Metrics:
Stock-based compensation expense:
Cost of revenue	19	25	69	218	250
Research and development	359	150	219	1,012	867
Selling and marketing	72	129	244	610	950
General and administrative	67	141	61	676	1,029
Costs related to reduction in workforce
Cost of revenue	-	-	-	50	-
Research and development	-	-	-	370	-
Selling and marketing	131	-	-	233	415
General and administrative	-	-	-	-	1,016
Legal and acquisition related costs
Research and development	85	-	-	85	-
Selling and marketing	30	42	203	227	203
General and administrative	318	(276)	2,741	600	9,713
Note Settlement	-	-	7,073		7,073
Provision for income taxes	-	-	(34)	-	(381)
Amortization of purchased tangible and intangible assets
Cost of revenue	605	623	454	2,692	1,681
Research and development	250	230	75	950	234
Selling and marketing	476	464	777	1,869	1,129

Impairment of Fixed Assets
Cost of Revenue	-	-	95	-	95

Restructuring and impairment related charges	3	(46)	1,983	279	1,983
Earnout adjustment	-	-	-	-	(729)

AuthenTec, Inc.
Non-GAAP Financial Information - Consolidated
(In thousands, except per share amounts)
(Unaudited)
Table 2

	Three months ended			Twelve months ended
	December 30,	September 30,	December 31,	December 30,	December 31,
	2011	2011	2010	2011	2010

Net income (loss) on GAAP basis:	$(623)	$201	$(17,707)	$(10,868)	$(37,840)
Stock-based compensation expense	517	445	593	2,516	3,096
Costs related to reduction in workforce	131	-	-	653	1,431
Legal and acquisition related costs	433	(234)	2,910	912	9,916
Amortization of purchased tangible and intangible assets	1,331	1,317	1,306	5,511	3,044
Impairment of fixed assets	-	-	95	-	95
Earnout adjustment	-	-	-	-	(729)
Note Settlement	-	-	7,073	-	7,073
Restructuring and impairment related charges	3	(46)	1,983	279	1,983
Tax Provision	-	-	(34)	-	(381)
Net income (loss) on non-GAAP basis:	$1,792	$1,683	$(3,781)	$(997)	$(12,312)

Non-GAAP basic earnings per share	$0.04	$0.04	$(0.10)	$(0.02)	$(0.39)
Non-GAAP diluted earnings per share	$0.04	$0.04	$(0.10)	$(0.02)	$(0.39)

	Three months ended			Twelve months ended
	December 30,	September 30,	December 31,	December 30,	December 31,
	2011	2011	2010	2011	2010

Gross profit on GAAP basis:	$11,348	$10,527	$6,859	$37,047	$21,984
Stock-based compensation expense	19	25	69	218	250
Impairment of fixed assets	-	-	95	-	95
Costs related to reduction in workforce	-	-	-	50	-
Amortization of purchased tangible and intangible assets	605	623	454	2,692	1,681
Gross profit on non-GAAP basis:	$11,972	$11,175	$7,477	$40,007	$24,010

Non-GAAP gross margin	63.7%	57.9%	51.4%	57.3%	53.8%

	Three months ended			Twelve months ended
	December 30,	September 30,	December 31,	December 30,	December 31,
	2011	2011	2010	2011	2010

Operating expenses on GAAP basis:	$11,765	$10,389	$17,655	$47,104	$53,799
Stock-based compensation expense	(498)	(420)	(524)	(2,298)	(2,846)
Costs related to reduction in workforce	(131)	-	-	(603)	(1,431)
Legal and acquisition related costs	(433)	234	(2,944)	(912)	(9,916)
Amortization of purchased tangible and intangible assets	(726)	(694)	(852)	(2,819)	(1,363)
Restructuring and impairment related charges	(3)	46	(1,983)	(279)	(1,983)
Operating expenses on non-GAAP basis:	$9,974	$9,555	$11,352	$40,193	$36,260

AuthenTec, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)
Table 3

	As of
	December 30,	December 31,
	2011	2010
Assets
Current assets
Cash and cash equivalents	$17,200	$13,280
Short-term investments	-	15,176
Accounts receivable	9,444	9,678
Inventory	8,111	5,460
Other current assets	1,716	1,993
Total current assets	36,471	45,587
Long-term investments	3,249	3,323
Purchased intangibles	20,287	24,033
Goodwill	3,501	2,729
Property and equipment, net	3,640	4,430
Total assets	$67,148	$80,102

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$3,539	$6,907
Accrued compensation and benefits	4,399	3,640
Deferred revenue	4,145	4,678
Accrued litigation related legal fees	114	1,802
Other accrued liabilities	2,634	4,002
Total current liabilities	14,831	21,029

Long-term liabilities
Deferred rent	398	546
Other liabilities	768	-
Total long-term liabilities	1,166	546

Total liabilities	15,997	21,575

Commitments and contingencies (see note 5)

Stockholders’ equity
Common stock	443	436
Additional paid-in capital	192,694	189,205
Accumulated other comprehensive income	50	54
Accumulated deficit	(142,036)	(131,168)
Total stockholders’ equity	$51,151	$58,527
Total liabilities and stockholders’ equity	$67,148	$80,102